UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2008

Date of report (Date of earliest event reported)

SUPER LUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	33-1123472
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Rm 1901-2, Lucky Building 39 Wellington Street, Central, Hong Kong 852-2802 8663 (Address and telephone number of principal executive offices and principal place of business)
Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive, Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

ITEM 5.02

Appointment of Principal Officer

On February 18, 2008, Super Luck, Inc., a Delaware corporation (the “Company”), through a resolution of the Board of Directors, removed Wilson Kin Cheung as the Secretary of the Company and appointed Janet Wing Shan Ng as the Secretary of the Company.  Ms. Ng does not have an employment agreement with the Company.

Ms. Janet Wing Shan Ng has been the Secretary of the Company since February 2008.  She oversees the general and administrative tasks of the Company.  She has worked for Mr. Cheung’s company, Easterly Financial Investment Limited, since March 2007.  She graduated from the University of California, Berkeley with a Bachelors degree in Economics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER LUCK, INC.

Date: February 18, 2008	By: /s/ Wilson Kin Cheung Wilson Kin Cheung, President and Director